UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2015

FIRST FARMERS AND MERCHANTS CORPORATION
(Exact name of Registrant as specified in its charter)

Tennessee (State or Other Jurisdiction of Incorporation)	001-10972 (Commission File Number)	62-1148660 (I.R.S. Employer Identification No.)

816 South Garden Street, Columbia, Tennessee  38401

(Address of principal executive offices)

(931) 388-3145

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD.

On November 20, 2015, First Farmers and Merchants Corporation (the “Company”) issued a press release announcing that the Company’s Board of Directors has approved a corporate reorganization plan (the “Plan”) providing for the termination of the Company’s reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”).  Under the plan, holders of fewer than 400 shares of Company common stock will receive cash in exchange for their shares in an amount determined based on a valuation by an independent third party.  Shareholders owning 400 or more shares will be unaffected by the Plan.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

            (d)       Exhibits.

Exhibit No.	Description
99.1	Press release issued by First Farmers and Merchants Corporation on November 20, 2015.[1]
[1] Furnished, not filed.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FARMERS AND MERCHANTS CORPORATION

Date: November 20, 2015	By: /s/ Robert E. Krimmel
Robert E. Krimmel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by First Farmers and Merchants Corporation on November 20, 2015.[1]
[1] Furnished, not filed.